ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070373887-65
Filing Date and Time 05/30/2007 4:19 PM
Entity Number C23938-2001

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1.	Name of corporation:
INFOTEC BUSINESS SYSTEMS, INC.
2.	The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.
3.	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
750,000,000 Common Shares with a par value of $0.001 and 375,000,000 Preferred Shares with a par value of $0.001
4.	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
25,000,000 Common Shares with a par value of $0.001 and 375,000,000 Preferred Shares with a par value of $0.001
5.	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The Corporation shall issue one (1) share of common stock for every thirty (30) shares of the common stock issued and outstanding immediately prior to the effective date of the reverse stock split.
6.

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued.
7.	Effective date of filing (optional): 6/8/07

8. Officer Signature:	/s/ Arthur Griffiths Signature	President Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fee.	Nevada Secretary of State AM 78.209.2007 Revised on: 01/01/2007